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                                                                     EXHIBIT 3.2

                          CERTIFICATE OF INCORPORATION
                                       OF
                              FD MANAGEMENT, INC.


     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

     1. The name of the corporation is FD Management, Inc. (hereinafter called the "Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is 300 Delaware Ave., 9th Floor-DE 5403, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is Griffin Corporate Services, Inc.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value of $.01 per share.

     5.  The Corporation shall have perpetual existence.

     6. The incorporator of the Corporation is Oscar E. Marina, whose mailing address is 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

     7. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the number of members of which shall be set forth in the by-laws of the Corporation. The election of directors of the corporation need not be by written ballot.

     8. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

     9. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor provision of Delaware law. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
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     10.  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in the article.

     11. The powers of the incorporator are to be terminated upon the filing of this Certificate of Incorporation. The name and mailing address of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of the stockholders of the Corporation, or until their successors are elected and qualified, are:


Linda S. Bubacz               Ron Rolleston             Frank Vetrano
300 Delaware Avenue           3001 Woodbridge Avenue    14100 N.W. 60th Ave
Wilmington, Delaware 19801    Edison, New Jersey 08837  Miami Lakes, Florida
                                                        33014

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 11th day of July, 2000.



                                                /s/ Oscar E. Marina
                                                ------------------------
                                                Oscar E. Marina
                                                Incorporator

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